As filed with the Securities and Exchange Commission on June 10, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Canada	98-0448205
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Robert Chai-Onn

Executive Vice President, General Counsel, Corporate

Secretary and Corporate Business Development

Valeant Pharmaceuticals International, Inc.

2150 St. Elzéar Blvd. West,

Laval, Quebec

Canada H7L 4A8

(514) 744-6792

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

CT Corporation

111 Eighth Avenue, 13th Floor

New York, New York 10011

(212) 590-9331

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard B. Aftanas, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036 Telephone: (212) 735-3000 Facsimile: (212) 735-2000	Doug Bryce, Esq. Osler, Hoskin & Harcourt LLP Box 50, 1 First Canadian Place Toronto, Ontario, Canada M5X 1B8 Telephone: (416) 862-6465 Facsimile: (416) 862-6666

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common shares, no par value

(1)	Omitted pursuant to General Instruction II.E of Form S-3. An indeterminate amount or number of common shares is being registered as may from time to time be issued at indeterminate prices.
(2)	In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

Common Shares

Valeant Pharmaceuticals International, Inc. (the “Company”) may offer to sell, from time to time, an indeterminate amount of common shares (the “shares”). The shares may be offered separately or together, in amounts, at prices and on terms that will be set forth in one or more prospectus supplements to this prospectus.

This prospectus describes some of the general terms that may apply to the shares and the general manner in which they may be offered. Each time the Company sells shares, a prospectus supplement will be provided that will contain specific information about the terms of any shares offered and the specific manner in which the shares will be offered. The prospectus supplement will also contain information, where appropriate, about certain United States federal income tax consequences relating to, and any listing on a securities exchange of, the shares covered by the prospectus supplement. The prospectus supplement may add to, update or change the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our shares. This prospectus may not be used to sell shares unless accompanied by a prospectus supplement.

The Company may offer the shares directly to investors, through agents designated from time to time by the Company, or to or through underwriters or dealers. If any agents, underwriters, or dealers are involved in the sale of any of the shares, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution.”

Our common shares are traded on the New York Stock Exchange (the “NYSE”) and on the Toronto Stock Exchange (the “TSX”) under the symbol “VRX.” On June 7, 2013, the last reported sale price of our common shares was $85.59 per share on the NYSE and Cdn$87.21 per share on the TSX.

Investing in our common shares involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 10, 2013.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under this shelf process, we may from time to time sell an indeterminate principal amount of shares in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information.”

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement or incorporated by reference in these documents. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and the accompanying prospectus supplement are an offer to sell only the shares offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any prospectus supplement is current only as of the date on the front of those documents.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the section entitled “Risk Factors,” any applicable prospectus supplement and the documents that we incorporate by reference into this prospectus and the prospectus supplement, before making an investment decision. For a more complete description of our business, see the “Business” section of our Annual Report on Form 10-K for the year ended December 31, 2012 incorporated by reference herein. Unless the context otherwise requires, the “Company,” “we,” “us,” and “our” refer, collectively, to Valeant Pharmaceuticals International, Inc. and its subsidiaries.

The Company

We are a multinational, specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical and over-the-counter (“OTC”) products and medical devices. Our specialty pharmaceutical and OTC products are marketed under brand names and are sold in the United States (“U.S.”), Canada, Australia and New Zealand, where we focus most of our efforts on products in the dermatology and neurology therapeutic classes. We also have branded generic, branded and OTC operations in Central and Eastern Europe, Latin America, South East Asia and South Africa.

Our product portfolio is significantly diversified, with approximately 1,200 different products across different therapeutic classes and geographic areas. For the last three months ended March 31, 2013, our largest product represented less than 7% of revenue, and our second largest product represented less than 5% of revenue. We focus our operations on business segments characterized by above average growth rates and long duration assets that we believe have the potential for solid growth and strong operating margins.

As a result of our acquisition strategy and continued growth, impacted most recently by the December 2012 Medicis acquisition, we realigned our segment structure. Historically, we reported in four segments—U.S. Dermatology, U.S. Neurology and Other, Canada and Australia, and Emerging Markets. Effective in the first quarter of 2013, we now have two reportable segments: (i) Developed Markets, and (ii) Emerging Markets.

The following provides an overview of our segments:

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Developed Markets consists of (i) sales in the U.S. of pharmaceutical and OTC products, and alliance and contract service revenues, in the areas of dermatology, aesthetics (including medical devices), dentistry, ophthalmology and podiatry, (ii) sales in the U.S. of pharmaceutical products indicated for the treatment of neurological and other diseases, as well as alliance revenue from the licensing of various products the Company developed or acquired, and (iii) sales of pharmaceutical and OTC products sold in Canada, Australia and New Zealand.

Our principal products are in dermatology and include Solodyn® for the treatment of acne and the aesthetic products Restalyne® (dermal filler) and Dysport® (injectable neurotoxin). Other key products in the developed markets segment include Wellbutrin® for major depressive disorder, CeraVe® (an OTC skin care line), Visudyne® and Macugen® for macular degeneration and other ophthalmic conditions, and Arestin® for the treatment of gum disease.

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Emerging Markets consists of branded generic pharmaceutical products, as well as OTC products and agency/in-licensing arrangements with other research-based pharmaceutical companies (where we distribute and market branded, patented products under long-term, renewable contracts). Products are sold in over 20 countries in Central and Eastern Europe (primarily Russia, Poland and Serbia), in Latin America (Mexico, Brazil and exports out of Mexico to other Latin American markets), and in South East Asia and South Africa.

Our Central and Eastern European branded generics business now covers a broad range of treatments, including antibiotics, treatments for cardiovascular and neurological diseases, dermatological products and diabetic therapies among many others, as well as a broad range of various OTC products. Our portfolio in Mexico and Brazil includes therapies for vitamin deficiency, antibacterial products, and dermatological products. Our South East Asia and South Africa products include OTC products for cough and cold, and other prescription medicines.

Business strategy

Our strategy is to focus on core geographies and therapeutic classes, to manage pipeline assets either internally or through strategic partnerships with other pharmaceutical companies and to deploy cash with an appropriate mix of selective acquisitions, debt repayments and repurchases, and share buybacks. As part of our business strategy, we expect to pursue acquisitions from time to time with other companies as opportunities may arise, some of which may be material and/or transformative transactions. Other than in connection with our acquisition of B&L (described below), we are not currently a party to any significant acquisitions, but we may enter into such transactions in the future. We believe this strategy will allow us to improve both the growth rate and profitability of the Company and to enhance shareholder value.

Our low-risk research and development (“R&D”) model is a key element of our business strategy. It allows us to progress development programs to drive future commercial growth, while minimizing our research and development expense. This is achieved primarily in four ways:

•	focusing our efforts on niche therapeutic areas such as dermatology, aesthetics, podiatry, ophthalmology and life-cycle management programs for currently marketed products;

•	acquiring dossiers and registrations for branded generic products, which require limited manufacturing start-up and development activities;

•	selling internal development capabilities to third parties, thereby allowing higher utilization and infrastructure cost absorption; and

•	structuring partnerships and collaborations so that our partners share development costs.

In addition to our low-risk R&D model, we also engage in significant dermatology R&D efforts investigating new compounds, as well as pursuing lifecycle management and line extension R&D.

Recent Developments

Bausch & Lomb Merger

On May 24, 2013, the Company, Valeant Pharmaceuticals International, a Delaware corporation and wholly owned subsidiary of the Company (“VPI”), Stratos Merger Corp., a Delaware corporation and wholly owned subsidiary of VPI (“Merger Sub”), and Bausch & Lomb Holdings Incorporated, a Delaware corporation (“B&L”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides for Merger Sub to merge with and into B&L (the “Merger”), with B&L surviving as a wholly owned subsidiary of VPI. As a result of the Merger, the separate corporate existence of Merger Sub will cease and B&L will continue as the surviving corporation.

B&L is a leading global eye health company focused on protecting, enhancing and restoring people’s eyesight. Over its 160-year history, B&L has become one of the most widely recognized and respected eye health brands in the world. B&L globally develops, manufactures and markets one of the most comprehensive product portfolios in the eye care industry and delivers a broad, complementary portfolio of products to eye care professionals, patients and consumers.

Through three business units—pharmaceuticals, vision care and surgical—B&L offers products such as branded and generic prescription ophthalmic pharmaceuticals, OTC ophthalmic medications, ophthalmic nutritional products, contact lenses and lens care solutions, as well as products that are used in cataract, vitreoretinal, refractive and other ophthalmic surgical procedures. B&L markets a diversified product portfolio of more than 300 products in over 100 countries through its sales organization of over 3,700 sales personnel. For the year ended December 29, 2012, B&L generated net sales of $3.0 billion.

This transaction adds a leading global eye health company with an iconic brand, another strong specialty platform, an attractive late stage pipeline and an expanded footprint across high-growth emerging markets. The eye health market is positioned to benefit from key global market trends including an aging population, increased incidence of diabetes and rising wealth in emerging markets. We believe this transaction will enhance our expected future cash flows and provide an attractive return to our shareholders.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, at the effective time of the Merger (the “Effective Time”), each share of B&L common stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time, other than any dissenting shares and any shares held by B&L, VPI, Merger Sub or any of their respective subsidiaries, will be converted into the right to receive its pro rata share (the “Per Share Merger Consideration”), without interest, of an aggregate purchase price equal to $8.7 billion minus B&L’s existing indebtedness for borrowed money (which will be paid off by the Company in accordance with the terms of the Merger Agreement) and related fees and costs, minus certain of B&L’s transaction expenses, minus certain payments with respect to certain canceled B&L performance-based options (which will not be outstanding immediately prior to the Effective Time), plus the aggregate exercise price applicable to B&L’s outstanding options immediately prior to the Effective Time, and plus certain cash amounts, all as further described in the Merger Agreement. The Merger will be financed with debt and approximately $1.5 billion to $2.0 billion of new equity. See “Where You Can Find Additional Information.”

Each B&L restricted share and stock option, whether vested or unvested, that is outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive the Per Share Merger Consideration in the case of restricted shares or, in the case of stock options, the excess, if any, of the Per Share Merger Consideration over the exercise price of such stock option.

The Company has guaranteed the obligations of VPI and Merger Sub under the Merger Agreement.

Consummation of the Merger is subject to customary conditions, including (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as well as the obtaining of certain foreign antitrust approvals, and (ii) the absence of a material adverse effect on B&L, as defined in the Merger Agreement.

On May 25, 2013, holders representing more than 90% of the outstanding shares of B&L common stock delivered to the Company a written consent adopting the Merger Agreement.

The Merger Agreement contains representations and warranties and covenants customary for a transaction of this nature. In addition, B&L has agreed to terminate any existing discussions with respect to third party acquisition proposals, refrain from facilitating any such proposals and withdraw the registration statement on Form S-1 that it had previously filed with the SEC in contemplation of an initial public offering. The Merger Agreement contains certain termination rights for VPI and B&L, including upon (i) the failure to consummate the Merger by the six month anniversary of the date of the Merger Agreement, (ii) the existence of certain legal restraints prohibiting the consummation of the Merger or (iii) a material, uncured breach by the other party of the Merger Agreement.

Amendment of Our Senior Secured Credit Facilities

On June 6, 2013, we entered into an amendment of our Senior Secured Credit Facilities to implement certain revisions in connection with the Merger (“Amendment No. 5”). Amendment No. 5 allows for, among other things, a portion of the financing for the Merger to be incurred as incremental term loans under the Senior Secured Credit Facilities and the ability to incur financing for the Merger into escrow in advance, and pending the consummation, of the Merger.

Commitment Letter

The Company and VPI entered into a commitment letter (as amended and restated as of June 4, 2013, the “Commitment Letter”), with Goldman Sachs Lending Partners LLC, Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Bank of America, N.A., Barclays Bank PLC, Royal Bank of Canada, Morgan Stanley Senior Funding, Inc., DNB Bank USA and SunTrust Bank (such financial institutions, the “Commitment Parties”), and certain affiliates of the Commitment Parties, pursuant to which the Commitment Parties committed to provide up to $9.275 billion of unsecured bridge loans for the purposes of funding (i) the transactions contemplated by the Merger Agreement, (ii) B&L’s obligation to repay all outstanding loans under its existing credit facilities, (iii) B&L’s tender offer for or defeasance or irrevocable call for redemption and deposit of cash to effect such defeasance or redemption of B&L’s 9.875% Senior Notes due 2015 and (iv) certain transaction expenses. In connection with the effectiveness of Amendment No. 5, $4.30 billion of the commitments of the Commitment Parties under the Commitment Letter were reallocated from unsecured bridge loans to a commitment in respect of incremental term loans under our Senior Secured Credit Facilities. The financing commitments of the Commitment Parties are subject to various terms and conditions set forth in the Commitment Letter. See “Where You Can Find Additional Information.”

Zovirax®

On April 4, 2013, the first generic version of our Zovirax ointment was launched by a competitor. In response to this announcement, we entered into an agreement with Watson Laboratories, Inc. (“Watson”), a division of Actavis, Inc., to be the exclusive marketer and distributor of an authorized generic of our Zovirax® ointment product. In addition, we granted Watson the exclusive right to co-promote Zovirax® cream to obstetricians and gynecologists in the U.S. (the “Zovirax® agreement”). In addition, on April 4, 2013, Watson granted us the exclusive right to co-promote Actavis Specialty Brands’ Cordran® Tape product in the U.S. Under the terms of the exclusive Zovirax® agreement, we will supply Watson with a generic version of our Zovirax® ointment product and Watson will market and distribute the product in the U.S. Watson will utilize its existing specialty brands sales and marketing structure to promote the product and will receive a co-promotion fee from sales generated by prescriptions written by its targeted physician group. Under the terms of the Cordran® Tape agreement, we will utilize our existing dermatology sales and marketing structure to promote the product, and will receive a co-promotion fee on sales and receive a share of the profit when an authorized generic of Cordran® Tape is launched.

Acquisition of Obagi Medical Products, Inc.

On April 25, 2013, we completed our acquisition of all of the outstanding shares of Obagi Medical Products, Inc. (“Obagi”) at a price of $24 per share in cash. The aggregate purchase price paid by us in connection with this acquisition was approximately $440 million. Obagi is a specialty pharmaceutical company that develops, markets, and sells topical aesthetic and therapeutic skin-health systems with a product portfolio that includes dermatology brands including Obagi Nu-Derm®, Condition & Enhance®, Obagi-C® Rx, ELASTIDerm® and Obagi CLENZIDerm®.

Sale of Metronidazole 1.3%

On April 30, 2013, we agreed to sell the worldwide rights in our Metronidazole 1.3% Vaginal Gel antibiotic development product, a topical antibiotic for the treatment of bacterial vaginosis, to Watson for approximately $55 million, which includes upfront and certain milestone payments and minimum royalties for the first three years of commercialization. In addition, royalties are payable to the Company on the sales of Metronidazole 1.3% by Watson. In the event of generic competition on Metronidazole 1.3%, should Actavis Specialty Brands choose to launch an authorized generic product, the gross profits of the sales of the authorized generic will be shared with us. We acquired Metronidazole 1.3% development product as part of the acquisition of Medicis in December 2012, and the carrying amount of the related in process research and development, asset is $66.6 million as of March 31, 2013, based on the provisional fair value as of the acquisition date.

RISK FACTORS

Investment in our common shares involves a high degree of risk. Before making an investment decision, you should carefully consider the specific risks described under the heading “Risk Factors” in any applicable prospectus supplement and under the caption “Risk Factors” in our Annual Reports on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q that are filed with the SEC and the Canadian Securities Administrators, or CSA, which are incorporated herein by reference. Each of the risks described in these headings could adversely affect our business, financial condition, results of operations and prospects, and could result in a complete loss of your investment. For more information, see “Where You Can Find More Information.”

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (or forward-looking information within the meaning of the CSA’s National Instrument 51-102 Continuous Disclosure Obligations) with respect to, among other things, the expected benefits of our acquisitions (including the Merger) and other transactions, such as cost savings, operating synergies and growth potential of the Company; business plans and prospects, prospective products or product approvals, future performance or results of current and anticipated products; the impact of healthcare reform; exposure to foreign currency exchange rate changes and interest rate changes; the outcome of contingencies, such as certain litigation and regulatory proceedings; general market conditions; and our expectation regarding our financial performance, including revenues, expenses, gross margins, liquidity and income taxes (collectively, “forward-looking statements”).

Forward-looking statements can generally be identified by the use of words such as “believe”, “anticipate”, “expect”, “intend”, “estimate”, “plan”, “continue”, “will”, “may”, “could”, “would”, “target”, “potential” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Such forward-looking statements are found at various places throughout this prospectus, any prospectus supplement and the documents incorporated by reference into this prospectus supplement and all such statements are qualified by these cautionary statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties, and undue reliance should not be placed on such statements. Certain material factors or assumptions are applied in making forward-looking statements, including, but not limited to, factors and assumptions regarding the items outlined above. Actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things, the following:

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our ability to compete against companies that are larger and have greater financial, technical and human resources than we do, as well as other competitive factors, such as technological advances achieved, patents obtained and new products introduced by our competitors;

•	the introduction of generic competitors of our brand products;

•	the introduction of products that compete against our products that do not have patent or data exclusivity rights, which products represent a significant portion of our revenues;

•	the challenges and difficulties associated with managing the rapid growth of our Company and a large, complex business;

•	our ability to identify, acquire, close and integrate acquisition targets successfully and on a timely basis;

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factors relating to the integration of the companies, businesses and products acquired by the Company (including the integration relating to our recent acquisitions of Medicis and Obagi and anticipated acquisition of B&L), such as the time and resources required to integrate such companies, businesses and products, the difficulties associated with such integrations, and the achievement of the anticipated benefits from such integrations;

•	our ability to secure and maintain third-party research, development, manufacturing, marketing or distribution arrangements;

•	our eligibility for benefits under tax treaties and the continued availability of low effective tax rates for the business profits of certain of our subsidiaries;

•	our substantial debt and debt service obligations and their impact on our financial condition and results of operations;

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our future cash flow, our ability to service and repay our existing debt and our ability to raise additional funds, if needed, in light of our current and projected levels of operations, acquisition activity and general economic conditions;

•	interest rate risks associated with our floating debt borrowings;

•	the risks associated with the international scope of our operations, including our presence in emerging markets and the challenges we face when entering new geographic markets;

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adverse global economic conditions and credit market and foreign currency exchange uncertainty in Central and Eastern Europe, Latin America, Southeast Asia, South Africa, and other countries in which we do business;

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economic factors over which the Company has no control, including changes in inflation, interest rates, foreign currency rates, and the potential effect of such factors on revenues, expenses and resulting margins;

•	our ability to retain, motivate and recruit executives and other key employees;

•	the outcome of legal proceedings, investigations and regulatory proceedings;

•	the risk that our products could cause, or be alleged to cause, personal injury, leading to potential lawsuits and/or withdrawals of products from the market;

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the difficulty in predicting the expense, timing and outcome within our legal and regulatory environment, including, but not limited to, the U.S. Food and Drug Administration, Health Canada and European, Asian, Brazilian and Australian regulatory approvals, legal, and regulatory proceedings and settlements thereof, the protection afforded by our patents and other intellectual and proprietary property, successful generic challenges to our products and infringement or alleged infringement of the intellectual property of others;

•	the results of continuing safety and efficacy studies by industry and government agencies;

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the availability and extent to which our products are reimbursed by government authorities and other third party payors, as well as the impact of obtaining or maintaining such reimbursement on the price of our products;

•	the inclusion of our products on formularies or our ability to achieve favorable formulary status, as well as the impact on the price of our products in connection therewith;

•	the impact of price control restrictions on our products, including the risk of mandated price reductions;

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the success of preclinical and clinical trials for our drug development pipeline or delays in clinical trials that adversely impact the timely commercialization of our pipeline products, as well as factors impacting the commercial success of our currently marketed products, which could lead to material impairment charges;

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the results of management reviews of our research and development portfolio, conducted periodically and in connection with certain acquisitions, the decisions from which could result in terminations of specific projects which, in turn, could lead to material impairment charges;

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the uncertainties associated with the acquisition and launch of new products, including, but not limited to, the acceptance and demand for new pharmaceutical products, and the impact of competitive products and pricing;

•	our ability to obtain components, raw materials or finished products supplied by third parties and other manufacturing and supply difficulties and delays;

•	the disruption of delivery of our products and the routine flow of manufactured goods;

•	the seasonality of sales of certain of our products;

•	declines in the pricing and sales volume of certain of our products that are distributed by third parties, over which we have no or limited control;

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compliance with, or the failure to comply with, health care “fraud and abuse” laws and other extensive regulation of our marketing, promotional and pricing practices, worldwide anti-bribery laws (including the U.S. Foreign Corrupt Practices Act), worldwide environmental laws and regulation and privacy and security regulations;

•	the impacts of the Patient Protection and Affordable Care Act and other legislative and regulatory healthcare reforms in the countries in which we operate; and

•	other risks detailed from time to time in our filings with the SEC and the CSA, as well as our ability to anticipate and manage the risks associated with the foregoing.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found in this prospectus, any prospectus supplement and the documents incorporated by reference into this prospectus. See “Risk Factors.”

Investors are cautioned that any forward-looking statement speaks only as of the date of this prospectus or, if such statement is included in a document incorporated by reference into this prospectus, as of the date of such other document. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law. We caution further that, as it is not possible to predict or identify all relevant factors that may impact forward-looking statements, the foregoing list should not be considered a complete statement of all potential risks and uncertainties.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or documents incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities.

We file reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information filed by us at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including Valeant Pharmaceuticals International, Inc. The address of the SEC website is http://www.sec.gov.

Important Information Incorporated By Reference

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

•	Annual Report on Form 10-K for the year ended December 31, 2012.

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2013.

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Current Reports on Form 8-K, filed on February 25, 2013, May 14, 2013, May 16, 2013, May 21, 2013, May 30, 2013, May 31, 2013 and June 10, 2013 (other than documents or portions of these documents deemed to be furnished rather than filed).

•	Definitive Proxy Statement on Schedule 14A, filed on April 11, 2013, as supplemented on May 10, 2013 and May 16, 2013.

In addition, the Company incorporates by reference any future filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before completion of this offering. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, as well as proxy statements. Such documents are considered to be a part of this prospectus, effective as of the date such documents are filed. To the extent that any information contained in any such Current Report on Form 8-K, or any exhibit thereto, is furnished, rather than filed, with the SEC, such information or exhibit is specifically not incorporated by reference into this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits which are specifically incorporated by reference into such documents. Requests should be directed to:

Valeant Pharmaceuticals International, Inc.

2150 St. Elzéar Blvd. West

Laval, Quebec

Canada H7L 4A8

Attn: Investor Relations

Telephone: (949) 461 6002

You may also access all of the documents above and incorporated by reference into this prospectus free of charge at our website www.valeant.com. The reference to our website does not constitute incorporation by reference of the information contained on such website.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other offering material, we will use the net proceeds from the sale of the shares for general corporate purposes, which may include providing working capital or funding capital expenditures and future acquisitions, including the B&L acquisition described under “Recent Developments—Bausch & Lomb Merger.”

DESCRIPTION OF CAPITAL STOCK

Unless indicated differently in a prospectus supplement, this section describes the terms of our common stock. The following description is only a summary and is qualified in its entirety by reference to applicable law, our restated articles of incorporation and our by-laws. Copies of our restated articles of incorporation and by-laws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

The Company is authorized to issue an unlimited number of common shares and an unlimited number of Class A Special Shares (the “Class A Special Shares”). As of March 31, 2013 there were 304,115,156 common shares outstanding and no Class A Special Shares outstanding.

Common Shares

Dividends

The holders of common shares are entitled to receive dividends declared thereon by the Company’s board of directors, subject to the prior rights of the holders of the Class A Special Shares of the Company and any other shares ranking senior to the common shares with respect to priority in the payment of dividends. While our board of directors will review our dividend policy from time to time, we currently do not intend to pay any cash dividends in the foreseeable future on our common shares or Class A Special Shares.

Voting

The holders of common shares are entitled to receive notice of and to attend all shareholders’ meetings and will be entitled to one vote for each common share held, except meetings at which only holders of another specified class or series of shares of the Company are entitled to vote separately as a class or series.

Liquidation, Dissolution and Winding Up

In the event of dissolution, liquidation or winding-up of the Company, or any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, and subject to the prior rights of the Class A Special Shares and any other shares ranking senior to the common shares with respect to priority in such matters, the holders of the common shares are entitled to receive the remaining property and assets of the Company.

Other Rights

The holders of the common shares do not have any pre-emptive, subscription or redemption rights.

Class A Special Shares

Issuable in Series

The Class A Special Shares may from time to time be issued in one or more series, and our board of directors may determine for any such series, the number of shares to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of Class A Special Shares.

Dividends, Liquidation, Dissolution and Winding Up

The Class A Special Shares will, with respect to payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution, winding up of the Company, or any other return of capital or distribution of assets among its shareholders for the purpose of winding up its affairs, rank on a parity with the special shares of every other class or series and are entitled to preference over the common shares and any other shares ranking junior to the Class A Special Shares.

Conversion into Common Shares

The Class A Special Shares of any series may be made convertible into common shares.

Voting Rights

Unless our board of directors otherwise determines, the holders of the Class A Special Shares are not entitled to vote at a meeting of shareholders.

PLAN OF DISTRIBUTION

We may sell shares offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;

•	through agents;

•	to or through underwriters, brokers or dealers;

•	through a combination of any of these methods.

A distribution of the shares offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the shares covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the shares pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares received from us to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;

•

enter into option or other types of transactions that require us to deliver common shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the shares under this prospectus; or

•

loan or pledge the shares to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell shares covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use shares borrowed from us or others to settle such sales and may use shares received from us to close out any related short positions. We may also loan or pledge shares covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each offering of shares will state the terms of the offering, including:

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the shares and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or markets on which the securities may be listed.

The offer and sale of the shares described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered shares may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered shares may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered shares for their own account. The underwriters may resell the offered shares in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the shares to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of shares, the obligations of the underwriters to purchase the offered shares will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the shares offered if any of the shares are purchased, unless otherwise specified in connection with any particular offering of shares. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered shares. Unless otherwise specified in connection with any particular offering of shares, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered shares to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered shares upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered shares. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

Dealers

We may sell the offered shares to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such shares to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered shares directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered shares on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Stabilization and Other Transactions

Our common shares are listed on the NYSE and the TSX. The underwriters may purchase and sell common shares in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common shares in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common shares in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing common shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the shares originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the shares to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (the “FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of shares will be significantly less than this amount.

LEGAL MATTERS

Certain legal matters in connection with the shares offered hereby will be passed upon for us by Osler, Hoskin & Harcourt LLP, Toronto, Ontario with respect to matters of Canadian law and Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York with respect to matters of U.S. law. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2012 and for the year ended December 31, 2012 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2012 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report, which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the Medicis Pharmaceutical Corporation, OraPharma Topco Holdings, Inc., Probiotica Laboratorios Ltda. and certain assets acquired from Gerot Lannach and Johnson & Johnson Consumer Companies Inc. the Company acquired as of December 31, 2012, of PricewaterhouseCoopers LLP (US), independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements and the financial statement schedule of the Company as of and for the year ended December 31, 2012, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, have been audited by PricewaterhouseCoopers LLP (Canada), independent registered public accounting firm, as stated in their report appearing in that Form 10-K and incorporated by reference herein in reliance on the report of such independent registered public accounting firm given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of the Company for the year ended December 31, 2010, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 (including the schedule appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing therein. The report is incorporated herein by reference in reliance on the report of such independent registered public accounting firm given on the authority of said firm as experts in auditing and accounting.

The Company’s auditors, PricewaterhouseCoopers LLP (US) for the year ended December 31, 2012 and PricewaterhouseCoopers LLP (Canada) for the year ended December 31, 2011, have complied with the SEC’s rules on auditor independence. The Company’s other previous auditors, Ernst & Young LLP (Canada), Chartered Accountants, were independent in accordance with the SEC’s rules on auditor independence up to March 10, 2011.

The audited consolidated financial statements of Bausch & Lomb Holdings Incorporated as of and for the two years ended December 29, 2012 and December 31, 2011, incorporated by reference in the Current Report on Form 8-K filed on June 10, 2013, except as they relate to Technolas Perfect Vision GmbH, have been audited by PricewaterhouseCoopers LLP (US), independent registered public accounting firm. Such consolidated financial statements, except as they relate to Technolas Perfect Vision GmbH, have been so incorporated in reliance on the report of such independent registered public accounting firm given on the authority of said firm as experts in auditing and accounting.

The audited consolidated financial statements of Technolas Perfect Vision GmbH, not separately presented nor incorporated by reference in this prospectus, have been audited by Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft, independent accountants, whose report thereon is also incorporated by reference herein. The audited consolidated financial statements of Bausch & Lomb Holdings Incorporated, to the extent they relate to Technolas Perfect Vision GmbH, have been so incorporated in reliance on the report of such independent accountants given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Medicis Pharmaceutical Corporation as of December 31, 2011 and 2010 and for each of the three years in the period ended December 31, 2011, incorporated by reference in the Current Report on Form 8-K filed on December 14, 2012 as amended by the Current Report Form 8-K/A filed on February 25, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, incorporated by reference therein and incorporated by reference herein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth our best estimate as to the anticipated costs and expenses, other than underwriting discounts and commissions, expected to be paid by us in connection with a distribution of shares registered hereby. All amounts are estimates except for the SEC registration fee:

Amount to be paid
SEC Registration Fee	$	*
Accounting Fees and Expenses	$	**
Legal Fees and Expenses	$	**
Printing expenses	$	**
Trustees’ Fees and Expenses	$	**
Miscellaneous expenses	$	**

Total	$	**

*	Deferred in accordance with Rule 456(b) and Rule 457(r) under the Securities Act.
**	The amount of shares and number of offerings are indeterminable, and the expenses cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Under the Canada Business Corporations Act (“CBCA”), the registrant may indemnify a present or former director or officer of the registrant or another individual who acts or acted at the registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the registrant or another entity. The registrant may not indemnify an individual unless the individual acted honestly and in good faith with a view to the best interests of the registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the registrant’s request and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. The indemnification may be made in connection with a derivative action only with court approval. The aforementioned individuals are entitled to indemnification from the registrant as a matter of right if they were not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and acted in accordance with conditions set out above. The registrant may advance moneys to the individual for the costs, charges and expenses of a proceeding; however, the individual shall repay the moneys if the individual does not fulfill the conditions set out above.

The by-laws of the registrant provide that the registrant may, subject to the limitations contained in the CBCA, purchase, maintain or participate in insurance for the benefit of any director, officer or certain other persons, as the Board may from time to time determine.

Upon the continuance of the registrant from the CBCA to the British Columbia Business Corporations Act (“BCBCA”), the registrant will be subject to the BCBCA with respect to the rules governing its ability to indemnify its officers and directors. The rules with respect to indemnification of officers and directors under the CBCA and BCBCA are substantially similar, however, there are certain differences, specifically with respect to a corporation’s obligation for mandatory indemnification. Under the CBCA, an individual eligible to be indemnified is entitled to indemnification from the corporation as a matter of right if he or she was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and acted in accordance with conditions set out above, whereas, under the BCBCA, such individual is entitled to indemnification from the corporation as a matter of right if such individual is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits.

See the Exhibit Index which is incorporated herein by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

1.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

2.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

3.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

4.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Laval, Quebec, on June 10, 2013.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

By:	/s/ Howard B. Schiller
Name:	Howard B. Schiller
Title:	Executive Vice President and
Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Michael Pearson and Howard B. Schiller, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all additional registration statements relating to the Registration Statement and filed pursuant to Rule 462(b) of the Securities Act and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. Michael Pearson	Chairman and Chief Executive	June 10, 2013
J. Michael Pearson	Officer
(Principal Executive Officer)

/s/ Howard B. Schiller	Executive Vice President and	June 10, 2013
Howard B. Schiller	Chief Financial Officer, and Director
(Principal Financial and Accounting Officer)

/s/ Robert A. Ingram	Lead Director	June 10, 2013
Robert A. Ingram

/s/ Ronald H. Farmer	Director	June 10, 2013
Ronald H. Farmer

/s/ Theo Melas-Kyriazi	Director	June 10, 2013
Theo Melas-Kyriazi

/s/ G. Mason Morfit	Director	June 10, 2013
G. Mason Morfit

/s/ Robert N. Power	Director	June 10, 2013
Robert N. Power

/s/ Norma A. Provencio	Director	June 10, 2013
Norma A. Provencio

/s/ Lloyd M. Segal	Director	June 10, 2013
Lloyd M. Segal

/s/ Katharine B. Stevenson	Director	June 10, 2013
Katharine B. Stevenson

SIGNATURE OF AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) the Securities Act, this Registration Statement has been signed on behalf of the Registrant by the undersigned, solely in its capacity as the duly authorized representative of Valeant Pharmaceuticals International, Inc., in the United States, in the City of Bridgewater, State of New Jersey, on June 10, 2013.

VALEANT PHARMACEUTICALS INTERNATIONAL (Authorized Representative)

By:	/s/ Howard B. Schiller
Name:	Howard B. Schiller
Title:	Authorized Signatory

EXHIBIT INDEX

Exhibit Number	Description of the Document

1.1*	Form of Underwriting Agreement.

5.1	Opinion of Osler, Hoskin & Harcourt LLP.

23.1	Consent of PricewaterhouseCoopers LLP (U.S.).

23.2	Consent of PricewaterhouseCoopers LLP (Canada).

23.3	Consent of PricewaterhouseCoopers LLP (U.S.).

23.4	Consent of Ernst & Young LLP.

23.5	Consent of Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft.

23.6	Consent of Ernst & Young LLP.

23.7	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page of this Registration Statement).

*	To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.